BLUE DOLPHIN ENERGY COMPANY AND SUBSIDIARIES
Pro Forma Calculation of Stockholders’ Equity at July 31, 2010

				Total
	Common	Additional	Retained	Stockholders'
	Stock	Paid-In Capital	Earnings	Equity

Balance at December 31, 2009	16,967	$32,880,208	$(30,107,652)	$2,789,524

Common stock issued for services, February 15, 2010	73	19,927		20,000

Option expense, March 31, 2010		40,320		40,320

Net loss, March 31, 2010			(525,754)	(525,754)

Common stock issued for services, May 15, 2010	110	19,890		20,000

Option expense, June 30, 2010		13,440		13,440

Net loss, June 30, 2010			(369,937)	(369,937)

Blue Sky Langsa Limited acquisition, July 26, 2010	3,429	682,285		685,714

Net income, July 2010(*)			43,802	43,802

	20,579	$33,656,070	$(30,959,540)	$2,717,109

(*) includes $201,000 recovery of bad debt from saltwater disposal well acquisition.